                                                                     Exhibit 4.6

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                          LEASE SUBORDINATION AGREEMENT


                          dated as of December __, 2001


                                  by and among


                               HOMER CITY OL1 LLC,
                              as the Owner Lessor,


                          GE CAPITAL OWNER PARTICIPANT,
                            as the Owner Participant,

                         EME HOMER CITY GENERATION L.P.,
                             as the Facility Lessee

                                       AND

                              THE BANK OF NEW YORK
                                 as successor to

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                              as the Security Agent



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



                          LEASE SUBORDINATION AGREEMENT

                  This LEASE SUBORDINATION AGREEMENT, dated as of December __, 2001 (this "AGREEMENT"), is by and among HOMER CITY OL1 LLC, as the Owner Lessor under the Facility Lease referred to below, GE CAPITAL OWNER PARTICIPANT, as the Owner Participant under the Participation Agreement referred to below, EME HOMER CITY GENERATION L.P., as the Facility Lessee under the Facility Lease referred to below and THE BANK OF NEW YORK, as successor to UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity but solely as the Security Agent under the Lease Indenture ( as defined in the Participation Agreement referred to below).

                                    RECITALS

                  WHEREAS, the holders of the Initial Lessor Notes (as such term is defined in the Participation Agreement) have purchased the Initial Lessor Notes from the Owner Lessor and have been granted a security interest in the Facility Lease as collateral for the Initial Lessor Notes;

                  WHEREAS, contemporaneously herewith EME Homer City Generation L.P. ("HOMER CITY" or the "FACILITY LESSEE"), a wholly owned subsidiary of Edison Mission Midwest Holdings Co. ("HOLDINGS"), will enter into a transaction pursuant to the Participation Agreement by and among Homer City, the Owner Lessor, Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Manager, the Owner Participant, Homer City Funding LLC, as Lender, the Security Agent and United States Trust Company of New York, not in its individual capacity but solely as Bondholder Trustee (as amended, modified and supplemented and in effect from time to time, the "PARTICIPATION AGREEMENT") whereby Homer City would sell certain of its generating assets to the Owner Lessor and the Owner Lessor would lease such generating assets to Homer City under the Facility Lease;

                  WHEREAS, in connection with the transactions contemplated by the Participation Agreement, the parties hereto will agree to subordinate certain claims against Homer City under the Participation Agreement and the other Operative Documents to the rights of holders of the Initial Lessor Notes (as defined in the Participation Agreement as of the date hereof and as such term may hereafter be modified with the consent of the Security Agent); and

                  WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Participation Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  Section 1.1 DEFINITIONS.

                        (a) PARTICIPATION AGREEMENT. Unless otherwise expressly provided herein, capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in Appendix A to the Participation Agreement.

                        (b) OTHER DEFINED TERMS. The following terms, when used herein, shall have the following meanings:

                           "SUBORDINATED LEVERAGED LEASE OBLIGATIONS" shall mean, the Component A of Basic Lease Rent, the Component A of Termination Value and any Supplemental Rent constituting Excepted Payments now or hereafter owed by Homer City to the Owner Participant or the Owner Lessor under the Operative Documents; provided, however, that the following items shall be excluded from the Subordinated Leveraged Lease Obligations: (a) any Excepted Payments owing to the Owner Lessor on account of fees and indemnities owed to the Owner Manager; and (b) Rent paid from the Reserve Account.

                           "PROCEEDING" shall have the meaning given to such term in SECTION 3.2.

                           "SENIOR CLAIMS" shall have the meaning given to such term in SECTION 2.1(a).

                           "SENIOR LEVERAGED LEASE OBLIGATIONS" shall mean Basic Lease Rent (other than the Component A of Basic Lease Rent), Termination Value (other than the Component A of Termination Value), any Supplemental Rent not constituting Subordinated Leveraged Lease Obligations (whether for indemnities, costs, expenses or otherwise) now or hereafter owed by Homer City to the Owner Lessor, the Security Agent, the Lease Indenture Trustee,


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         the Lender or the Bondholder Trustee under the Operative Documents and any other sum now or hereafter owed with respect to the Initial Lessor Notes (whether for principal thereof, interest thereon, or make-whole payments thereof or otherwise).

                           "SUBORDINATED CLAIMS" shall mean, as at any date of determination, the aggregate amount of all Subordinated Leveraged Lease Obligations for all Fiscal Quarters ending on or immediately prior to such date to the extent not discharged prior to such date pursuant to and in compliance with the provisions of Section 6.9 of the Participation Agreement.

                           "SUBORDINATED PARTIES" shall mean the Owner Lessor and the Owner Participant in their capacity as holders of the Subordinated Claims.

                  Section 1.2 PRINCIPLES OF CONSTRUCTION. Unless otherwise expressly provided herein, the principles of construction set forth in the Participation Agreement shall apply to this Agreement.

                                   ARTICLE II
                            SUBORDINATION PROVISIONS

                  Section 2.1 SUBORDINATION OF CLAIMS. Until all Senior Leveraged Lease Obligations shall have been paid in full:

                       (a) the Subordinated Claims shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment of, and junior in right of payment to, any and all Senior Leveraged Lease Obligations whether now existing or hereafter incurred or created (collectively, the "SENIOR CLAIMS");

                       (b) Homer City shall not, directly or indirectly, except with respect to withdrawals from the Equity Account pursuant to Section 4.6(b) of the Amended Security Desposit Agreement and Section 17.1(g) of the Facility Lease, make any payment on account of, or transfer any collateral for any part of, any Subordinated Claims; PROVIDED, HOWEVER, that, as long as no Lease Event of Default (other than a Rent Default Event) has occurred and is continuing under the Facility Lease and subject to Section 6.9 of the Participation Agreement and the applicable provisions of the Amended Security Deposit Agreement, Homer City may make payments of Subordinated Claims consisting of Basic Lease Rent, Supplemental Rent and Renewal Lease Rent; and

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                       (c) without the consent of the Lease Indenture Trustee,
the Subordinated Parties shall not demand, sue for or accept (other than with respect to withdrawals from the Equity Account pursuant to Section 4.6(a)(i) and
Section 4.6(b) of the Amended Security Deposit Agreement and Section 17.1(g) of the Facility Lease and withdrawals from the Reserve Account pursuant to Section
4.4 of the Amended Security Deposit Agreement) from Homer City any payment or collateral in respect of any Subordinated Claims, or take any other action to enforce its rights or exercise any remedies in respect of any Subordinated Claims (whether upon the occurrence or during the continuation of a Lease Event of Default under the Facility Lease).

                       (d) Neither Homer City nor the Subordinated Parties shall otherwise take any action prejudicial to or inconsistent with the priority position of the Secured Parties over the Subordinated Parties created by this
Section 2.1.

                  Section 2.2 RELIANCE. All Senior Claims shall conclusively be deemed to have been created, contracted or incurred in reliance on the subordination provisions contained in this Agreement and all dealings between Homer City, the Subordinated Parties and each of the holders of Senior Claims shall be deemed to have been consummated in reliance upon the subordination provisions contained herein.

                  Section 2.3 OTHER HOLDERS. The subordination provisions set forth in this Agreement shall be binding upon transferees or assignees of each of the Subordinated Parties and upon each other holder of Subordinated Claims and shall inure to the benefit of transferees or assignees of every holder of the Initial Lessor Notes.

                                  ARTICLE III
                              WRONGFUL COLLECTIONS

                  Section 3.1 TURNOVER. Should any payment on account of, or any collateral for any part of, any Subordinated Claims be received by the Subordinated Party in violation of this Agreement or the provisions of SECTION
6.9 of the Participation Agreement, such payment or collateral shall be delivered forthwith to the Security Agent in the same form as so received (with any necessary endorsement). Until so delivered, any such payment or collateral shall be held by such Subordinated Party in trust for the holders of the Senior Claims and shall not be commingled with other funds or property of such Subordinated Party. The Security Agent is hereby irrevocably authorized to supply any endorsement or assignment which may have been omitted which the Security Agent may reasonably deem



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necessary or advisable to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to any Subordinated Party representing any distribution, interest payment or other payments in respect of the Subordinated Claims.

                  Section 3.2 SURVIVAL OF OBLIGATION. The obligation of the Subordinated Party to deliver to the Security Agent any payment or collateral received in connection with any Subordinated Claims, as set forth in SECTION 3.1, shall survive and shall not be in any way affected by the result of any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Homer City, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of Homer City, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors, (d) other marshalling of the assets of Homer City or (e) general meeting of creditors of Homer City, in each case, under the laws of the United States or any other jurisdiction (any such event, a "PROCEEDING").

                                   ARTICLE IV
                                   PROCEEDINGS

                  Section 4.1 COMMENCEMENT OF PROCEEDINGS. Except to the extent otherwise provided herein, no Subordinated Party shall commence, or join with any other creditor or creditors of Homer City in commencing, any Proceeding against Homer City without the consent of the Lease Indenture Trustee.

                  Section 4.2 PAYMENTS AND DISTRIBUTIONS. In the event of any Proceeding, until all Senior Leveraged Lease Obligations shall have been paid in full, any payment or distribution of any kind or character on account of a Subordinated Claim, whether in cash, property or securities, which, but for the subordination provisions of this Agreement would otherwise be payable or deliverable upon or in respect of Subordinated Claims, shall instead be paid over or delivered to the Security Agent and no holder of Subordinated Claims shall be entitled to receive any such payment or distribution or any benefit therefrom.

                  Section 4.3 ENFORCEMENT OF SUBORDINATED CLAIMS.

                       (a) COOPERATION. The Subordinated Parties shall cooperate fully with the Security Agent and perform all acts reasonably requested by the Security Agent to enable the Security Agent to enforce any Subordinated Claims,

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including, without limitation, filing appropriate proofs of claim and executing and delivering all necessary powers of attorney, assignments or other instruments.

                       (b) ENFORCEMENT BY THE SUBORDINATED PARTY. After the commencement of any Proceeding, the requesting Subordinated Party may (but shall not be required to) proceed to file a proof of claim, enter appearances and file affirmative or responsive pleadings with respect to such Subordinated Claims and take such further steps with respect thereto, not inconsistent with this Agreement, as the requesting Subordinated Party may deem proper.

                       (c) SUBROGATION. The Subordinated Parties shall not have any subrogation or other rights as a holder of Senior Claims, and each Subordinated Party hereby irrevocably waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claims, until such time as all Senior Leveraged Lease Obligations shall have been paid in full. Subject to and from and after the payment in full of all Senior Leveraged Lease Obligations, each Subordinated Party shall be subrogated to any rights of the holders of Senior Claims to receive payments or distributions of cash, property or securities of Homer City applicable to any Subordinated Claims until all amounts owing on such Subordinated Claims shall be paid in full.


                  (a) ENFORCEMENT BY THE HOLDERS OF THE SENIOR CLAIMS. At any Proceeding, until all Obligations shall have been paid in full, the holders of the Senior Claims are hereby irrevocably authorized (but not required) to:

                           (i) enforce claims comprising Subordinated Claims in
                  the name of the Subordinated Party by proof of debt, proof of claim, suit or otherwise;

                           (ii) collect any assets of any Owner Lessor
                  distributed, divided or applied by way of dividend or payment, and any securities issued, in each case, on account of Subordinated Claims and apply the same, or the proceeds of any realization upon the same that the Indenture Estate in their discretion elect to effect, to Senior Claims until all Obligations shall have been paid in full; provided, however, that the Lease Indenture Estate shall render any surplus to the Subordinated Party or its affiliates, as their interests appear, or interplead such surplus with a court of competent jurisdiction;



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

                           (iii) vote claims comprising Subordinated Claims to
                  accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

                           (iv) take generally any action in connection with
                  any such Proceeding which the Subordinated Party might otherwise take.

                                   ARTICLE V
                              LIMITATION ON ACTIONS

                  Section 5.1 ACTIONS PROHIBITED. Until all Senior Leveraged Lease Obligations shall have been paid in full, except as otherwise expressly provided herein or in the other Operative Documents, the Subordinated Parties shall not, without the prior written consent of the Security Agent:

                       (a) take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of Homer City (other than Homer City's interest in the Facility and the Facility Site), whether as a result of any administrative, legal or equitable action, or otherwise, in violation of the subordination provisions contained in this Agreement;

                       (b) commence, prosecute or participate in (i) any administrative, legal or equitable action against or involving Homer City relating to the payment or collection of any Subordinated Claims, including, without limitation, any Proceeding, or (ii) any administrative, legal or equitable action to (a) enforce or collect any judgment obtained in respect of any Subordinated Claims, (b) enforce or exercise remedies seeking to collect or enforce payment of any Subordinated Claims or (c) enforce or exercise remedies under or pursuant to any lien or other security interest securing any Subordinated Claims; or

                       (c) exercise any other rights or remedies to enforce the payment or collection of any Subordinated Claims or any collateral security provided with respect to such Subordinated Claims.

                  Section 5.2 DEFENSE IN ACTION. If the Subordinated Party, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or Proceeding referred to in Section 5.1, the Owner Lessor may interpose as a defense or plea the provisions set forth herein, and any holder of any Senior Claims may intervene and interpose such defense or plea in its own name or in the name of the Owner Lessor, and shall, in any event, be entitled to restrain the enforcement of the provisions of any Subordinated Claims in its own name or in the


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name of the Owner Lessor, as the case may be, in the same suit, action, case or
Proceeding or in any independent suit, action, case or Proceeding.

                                   ARTICLE VI
                             SUBORDINATION ABSOLUTE

                  Section 6.1 SURVIVAL OF RIGHTS. The rights under this Agreement of the holders of Senior Claims as against the Subordinated Parties shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                       (a) any act or failure to act on the part of Homer City;

                       (b) any extension or indulgence in respect of any payment or prepayment of any Senior Claims or any part thereof or in respect of any other amount payable to any holder of any Senior Claims;

                       (c) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Claims;

                       (d) (i) any exercise or non-exercise by the holder of any Senior Claims of any right, power, privilege or remedy under or in respect of such Senior Claims or the subordination provisions contained herein, (ii) any waiver by the holder of any Senior Claims of any right, power, privilege or remedy or of any default in respect of such Senior Claims or the subordination provisions contained herein or (iii) any receipt by the holder of any Senior Claims or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Claims;

                       (e) any merger or consolidation of Homer City or any of its subsidiaries into or with other Person, or any sale, lease or transfer of any or all of the assets of Homer City or any of its subsidiaries to any other Person, PROVIDED that such merger or consolidation is effected in compliance with the relevant provisions of the Participation Agreement;

                       (f) any payment or other distribution to any holder of any Senior Claims in any Proceeding;

                       (g) absence of any notice to, or knowledge by, the Subordinated Parties of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (f); or



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                       (h) any other circumstance.

                  The provisions of this SECTION 6.1 are not in derogation of, and are not intended to affect in any way, any rights or remedies of, or available to, the Subordinated Parties that may arise under the other Operative Documents directly or indirectly as a consequences of acts, events or circumstances set forth above.

                  Section 6.2 Waivers.

                       (A) WAIVER OF DEFENSES. Each Subordinated Party hereby irrevocably waives, in any proceeding by the holders of Senior Claims to enforce their rights under this Agreement, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement.

                       (B) OTHER WAIVERS. Each Subordinated Party hereby irrevocably waives (i) notice of any of the matters referred to in SECTION 6.1,
(ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Claims against Homer City, including, without limitation, any demand, presentment and protest, or any proof of notice of nonpayment under any document evidencing such Senior Claims, (iii) notice of the acceptance of or reliance on this Agreement by the holders of Senior Claims, (iv) notice of any renewal, extension or accrual of any Senior Claims, or any loans made or other action taken in reliance on this Agreement, (v) any right to the enforcement, assertion or exercise by any holder of any Senior Claims of any right, power, privilege or remedy conferred in any document evidencing such Senior Claims, or otherwise,
(vi) any requirement of diligence on the part of any holder of any Senior Claims, (vii) any requirement on the part of any holder of any Senior Claims to mitigate damages resulting from any default under any documents evidencing such Senior Claims and (viii) any notice of any sale, transfer or other disposition of any Senior Claims by any holder thereof.

                  Section 6.3 ASSENT. Each Subordinated Party hereby irrevocably assents to (a) any renewal, extension or postponement of the time of payment of any Initial Lessor Notes or any other indulgence with respect thereto, (b) any increase in the amount of any Initial Lessor Notes, subject to the provisions of the Operative Documents, (c) any substitution, exchange or release of collateral for any Initial Lessor Notes, (d) the addition or release of any Person primarily or secondarily liable for any Initial Lessor Notes and (e) the provisions of any instrument, security or other writing evidencing any Initial Lessor Notes.



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                                  ARTICLE VII
                             HOMER CITY OBLIGATIONS


                  The provisions of this Agreement are intended solely for the purpose of defining the relative rights and obligations of the Subordinated Parties and the holders of Senior Claims. Nothing contained herein is intended to affect the relative rights of the Subordinated Parties and creditors of Homer City other than the holders of Senior Claims.

                                  ARTICLE VIII
                               OPINION OF COUNSEL

                  Each Subordinated Party shall deliver to the Security Agent an opinion of counsel in form and substance satisfactory to the Security Agent, as to the enforceability of this Agreement against such Subordinated Party.

                                   ARTICLE IX
                  RIGHTS OF OWNER LESSOR AND OWNER PARTICIPANT

                  Neither this Agreement not the provisions herein shall prevent the Owner Participant or the Owner Lessor, as the case may be, from exercising its Section 9.1 Rights, other than the rights to demand and receive payments on account of Subordinated Claims.

                                   ARTICLE X
                                   TERMINATION

                  This Agreement shall terminate when all Senior Leveraged Lease Obligations with respect to the Initial Lessor Notes shall have been paid in full.



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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  Section 11.1 WAIVERS, AMENDMENTS.

                       (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Security Agent, the Owner Manager and each other party hereto except that such consent of the Security Agent will be required only if such amendment, modification or waiver increases the obligations of the Security Agent hereunder or adversely affects the rights of the Security Agent hereunder.

                       (b) No failure or delay in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  Section 11.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a written notice to the other parties:

Owner Lessor:
Homer City OL1 LLC
c/o Wells Fargo Bank Minnesota, N.A.
Corporate Trustee Services
MAC; N2691-090
213 Court Street
Middletown, CT 06457


WITH A COPY TO:
Wells Fargo Bank Northwest, N.A.
Corporate Trust Services
MAC; U1254-031
Salt Lake City, UT 84111



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Owner Participant:
General Electric Capital Corporation
120 Long Ridge Road
Stamford, CT 06927

Attention: Manager Energy Portfolio
Telephone: 203-354-4580
Facsimile: 203-357-4890

WITH A COPY TO:
Amy Fisher, Esq.
General Electric Capital Corporation
120 Long Ridge Road
Stamford, CT 06927

Security Agent:
The Bank of New York
C/o United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York  10036
Attention:  Corporate Trust Administration
Facsimile:  212-852-1625

Homer City:
18101 Von Karman Avenue
Suite 1700
Irvine, CA  92612-1046
Attention:  Treasurer
Facsimile:  949-752-5624


Any notice, if mailed and properly addressed with postage prepaid shall be effective five (5) Business Days after being sent or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (if confirmed).

                  Section 11.3 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 11.4 HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.

                  Section 11.5 EXECUTION IN COUNTERPARTS, EFFECTIVENESS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                  Section 11.6 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  Section 11.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.


                  Section 11.8 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

                  Section 11.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AGREEMENT.

                  Section 11.10 LIMITATIONS OF LIABILITY OF THE INDEPENDENT MANAGER. It is expressly understood and agreed by the parties hereto that this Agreement is executed by Wells Fargo, not individually or personally, but solely as Independent Manager under the Lessor LLC Agreement in the exercise of the power and authority conferred and vested in it as such Independent Manager, that each and all of the representations, undertakings and agreements herein made on the part of the Independent Manager or the Owner Lessor are intended not as personal representations, undertakings and agreements by Wells Fargo, or for the purpose or with the intention of binding Wells Fargo, personally, but are made and intended for the purpose of binding only the Lease Indenture Estate, that nothing herein contained shall be construed as creating any liability of Wells Fargo, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wells Fargo y, to perform any covenant either express or implied contained herein or in the other Operative Documents to which the Independent Manager or the Owner Lessor is a party, and that so far as Wells Fargo is concerned, any Person shall look solely to the Lease Indenture Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; PROVIDED, that nothing contained in this SECTION shall be construed to limit in scope or substance any general corporate liability of Wells Fargo as expressly provided in the Lessor LLC Agreement or in the Participation Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be executed by their respective officers as of the days and year first above written.



                              HOMER CITY OL1

                              By:  Wells Fargo Bank Northwest, National
                              Association, not in its individual capacity but solely as Owner Manager under the Lessor
                              LLC Agreement

                              By:
                                  --------------------------
                                  Name:
                                  Title:



                              GE CAPITAL OWNER PARTICIPANT





                              By:
                                  --------------------------
                                  Name:
                                  Title:


                              EME HOMER CITY GENERATION L.P.
                              By Its General Partner
                                    MISSION ENERGY WESTSIDE, INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:

                              THE BANK OF NEW YORK, AS SUCCESSOR
                              TO THE UNITED STATES TRUST COMPANY,
                              not in its individual capacity,
                              except to the extent provided
                              herein, but solely as
                              Security Agent under the Lease
                              Indenture

                              By:
                                  ----------------------------
                                  Name:    Christopher Grell
                                  Title:   Authorized Signer
                                  Date: